Exhibit 99.1

ViewRay Announces Election of Karen N. Prange to its Board of Directors

CLEVELAND, June 11, 2021 — ViewRay, Inc. (Nasdaq: VRAY) announced the election of Karen N. Prange to its Board of Directors by ViewRay’s stockholders at its 2021 Annual Meeting, effective today.

Ms. Prange is a veteran healthcare executive and strategist with over 25 years of leadership experience.  Ms. Prange has served as a member of the board of directors of Atricure (NASDAQ: ATRC), a medical device company, since December 2019. She has served as a member of the board of directors of Nevro (NASDAQ: NVRO), a medical device company, since December 2019. Ms. Prange has served as a member of the board of directors of WS Audiology since March 2020. She has served as Strategic Advisor to Nuvo Group, LLC, a medical device company, since September of 2019 and Industrial Advisor to EQT Group, a global investment organization, since March 2020. She served as a member of the board of directors of Cantel Medical (NYSE: CMD), a medical equipment company, from October 2019 until June 2021. From May 2016 to April 2018, Ms. Prange was Executive Vice President and Chief Executive Officer for the Global Animal Health, Medical and Dental Surgical Group at Henry Schein as well as a member of the Executive Committee. She served as Senior Vice President of Boston Scientific (NYSE: BSX), and President of its Urology and Pelvic Health business from 2012 to 2016. From 1995 to 2012, Ms. Prange held various roles of increasing leadership at Johnson & Johnson Company (NYSE: JNJ), most recently as General Manager of the Micrus Endovascular and Codman Neurovascular businesses. She holds a B.S. in Business Administration from the University of Florida. We believe that Ms. Prange is qualified to serve on our Board due to her extensive healthcare leadership in the global medical device industry.

“I am thrilled to join the board of directors at ViewRay to help advance its next-generation of cancer therapy, I have been deeply motivated and inspired by the company’s mission,” stated Karen N. Prange. "I look forward to working alongside my fellow board members and company management to advance truly innovative technology, and I am extremely proud to support the ViewRay team as they redefine the current standard of care for cancer patients around the world.”

“Karen Prange has made a broad impact across the healthcare industry and is a practiced and experienced board member,” said Dan Moore, chairman of the board, ViewRay. “Her experience leading healthcare organizations and ability to successfully navigate evolving commercial and regulatory policy changes over time will provide the board with valuable perspective and insights—we are glad to have her join us to help guide ViewRay to conquer cancer by re-envisioning radiation therapy.”

ViewRay also announced that Scott Huennekens’ term as a director expired today at ViewRay’s Annual Meeting.

Mr. Huennekens commented, "It’s been a privilege to serve on the ViewRay board over the last three years, joining arms with a dedicated leadership team to build a solid foundation of organic growth from innovation, global sales distribution, and access to key markets. These capabilities have been a hallmark of the company and will no doubt continue well into the future."

"Scott has played an instrumental role on our board of directors and has helped guide our transformation into the company we are today. Scott’s leadership and collaboration on the board will be greatly missed, and I am grateful for the significant contributions he has made,” said Dan Moore, Chairman of the Board of ViewRay.

About ViewRay

ViewRay, Inc. (Nasdaq: VRAY), designs, manufactures, and markets the MRIdian® MRI-Guided Radiation Therapy System. MRIdian is built upon a proprietary high-definition MR imaging system designed from the ground up to address the unique challenges and clinical workflow for advanced radiation oncology. Unlike MR systems used in diagnostic radiology, MRIdian's high-definition MR was purpose-built to address specific challenges, including beam distortion, skin toxicity, and other concerns that potentially may arise when high magnetic fields interact with radiation beams. ViewRay and MRIdian are registered trademarks of ViewRay, Inc.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Private Securities Litigation Reform Act. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, anticipated future orders, and ViewRay's anticipated future operating and financial performance, treatment results and the performance of the MRIdian systems.  Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the ability to commercialize MRIdian Linac System, demand for ViewRay's products, the ability to convert backlog into revenue, the timing of delivery of ViewRay's products, the timing, length, and severity of the recent COVID-19 (coronavirus) pandemic, including its impacts across our businesses on demand, operations and our global supply chains, the results and other uncertainties associated with clinical trials, the ability to raise the additional funding needed to continue to pursue ViewRay's business and product development plans, the inherent uncertainties associated with developing new products or technologies, competition in the industry in which ViewRay operates, and overall market conditions. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to ViewRay's business in general, see ViewRay's current and future reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and its Quarterly Reports on Form 10-Q, as updated periodically with the Company's other filings with the SEC. These forward-looking statements are made as of the date of this press release, and ViewRay assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law.

Investor Relations:

Ashley Kluth

Investor Relations

ViewRay, Inc.

1-844-MRIdian (674-3426)

investors@viewray.com

Media Enquiries:

Samantha Pfeil

Marketing Communications

ViewRay, Inc.

media@viewray.com

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